Exhibit 14.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Forms F-3 No. 333-12096, No. 333-13550 and No. 333-84510 and Form S-8 No. 333-106591) of Deutsche Telekom AG and in the related Prospectuses of our report dated April 24, 2002, with respect to the consolidated financial statements of Ben Nederland Holding B.V. included in this Annual Report on Form 20-F/A for the year ended December 31, 2003.

June 25, 2004

PricewaterhouseCoopers Accountants N.V.
Amsterdam, The Netherlands